Fort Howard

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 Fort Howard Corporation, P.O. Box 19130, Green Bay, WI 54307-9130, 414-435-8821



                                Fort Howard News


                  GREEN BAY, Wis.--May 5, 1997--Fort Howard Corporation (NASDAQ:FORT) announced today that The Morgan Stanley Leveraged Equity Fund II, L.P. and two related limited partnerships which invested in Fort Howard's leveraged buyout in 1988 and subsequent financings have distributed to their respective partners an aggregate of 17,038,606 shares of common stock, $0.01 par value, of Fort Howard, representing such partnerships' entire investments in Fort Howard. As a result of such distributions, Morgan Stanley Group Inc. (NYSE:MS), First Plaza Group Trust and Leeway & Co. received an aggregate of 9,522,627 shares. Through certain direct investments also made in connection with Fort Howard's leveraged buyout in 1988 and subsequent financings, these investors own in the aggregate an additional 10,481,374 shares, for a total of 20,004,001 shares constituting 9.2%, 11.4% and 6.3% of Fort Howard's outstanding shares of common stock.

                  As Fort Howard previously announced in connection with its proposed merger with James River Corporation (NYSE:JR), Morgan Stanley, First Plaza Group Trust and Leeway & Co. have agreed, subject to certain conditions, not to transfer these shares prior to the closing of the merger and to vote all such shares in favor of the merger.





                  CONTACT:   Fort Howard Corporation
                             Media:  Cliff Bowers, 414/435-8821 Ext. 4087
                                              or
                             Financial:  Mike Lempke, 414/435-8821 Ext. 2492